Exhibit 4.5
                                                                    to Form 20-F





                            DATED 1ST DECEMBER , 2001






                               LION BIOSCIENCE AG


                                       AND


                            BAYER AKTIENGESELLSCHAFT






                    -----------------------------------------

                                  1ST AMENDMENT

                   RELATING TO A DEVELOPMENT AGREEMENT BETWEEN
                               LION BIOSCIENCE AG
                                       AND
                        BAYER AG DATED 13TH OCTOBER, 2000



























                                    CONTENTS

CLAUSE                                                                      PAGE

1.       Interpretation........................................................1
2.       First Output for December 2001........................................1
3.       Deliverables for Milestone 2 A........................................2
4.       Other Changes of the Development Agreement in 2002....................2
5.       Amendments of the Development Agreement in 2002.......................2
6.       Miscellaneous.........................................................4

ANNEX

1.       First Output for 12th December, 2001..................................5




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                                        1

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THIS AGREEMENT is made on 1st December, 2001 BETWEEN:

(1) LION BIOSCIENCE AG ("LION"), Waldhofer Str. 98, 69123 Heidelberg, Germany, registered with the commercial register of the local court in Heidelberg under HR B 5706; and

(2)      BAYER AKTIENGESELLSCHAFT ("BAYER"), 51368 Leverkusen, Germany.

WHEREAS

(A) LION and Bayer entered into a novel and innovative type of collaboration to implement existing IT tools at Bayer but also to develop novel IT tools such as pharmacophore informatics tools to significantly enhance lead identification and optimization capabilities for pharmaceutical and agrochemical discovery and development on 13th October, 2000 ("DEVELOPMENT AGREEMENT").

(B) In order to obtain a first output from the Development Agreement in 2001, albeit not of the scope originally envisaged for the 1st and 2nd milestones, the parties wish to agree on the specifications of this first output to be delivered to Bayer in December 2001.

(C) LION and Bayer agree to waive the date of the 1st milestone (after failure of the 1st acceptance test), to integrate the DELIVERABLES and WORK PACKAGES of the 1st milestone into the 2nd milestone and to move the 2nd milestone into the year 2002 (intending to split it into two milestones: milestone 2 A and milestone 2 B), in no event to a date earlier than the new milestone 2 A.

(D) The parties have agreed on the principal details of changes of the Development Agreement to be implemented in the first calendar quarter of 2002 relating to particular to the future milestones and payment schedule.

NOW IT IS HEREBY AGREED as follows:


1.       INTERPRETATION

(1) In this Agreement including the recitals all terms shall have the same meaning as in the Development Agreement unless otherwise defined in this agreement or where the context requires otherwise.

(2) "FIRST OUTPUT" means the list of issues to be addressed by LION by the date further specified herein and described in Annex I;

"MILESTONE" has the meaning given to it in clause 1(8) of the Development Agreement.

2.       FIRST OUTPUT FOR DECEMBER 2001

(1) On 12th December, 2001 LION shall deliver to Bayer the First Output as described in Annex 1. Bayer shall contribute the task described in Annex 1a.

(2) For the avoidance of doubt, the parties acknowledge that the First Output is not regarded as completion of a milestone.


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                                       2

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3.       DELIVERABLES FOR MILESTONE 2 A

(1) The parties agree on a new milestone 2 A on 1st April, 2002. The parties shall agree on the specific DELIVERABLES and WORK PACKAGES due for the new milestone 2 A in the week of 8th February 2002 at the latest.

(2) The general scope of the specification for the DELIVERABLES and WORK PACKAGES for milestone 2 A will be set out between the parties until November 16th.

(3)      Clause 4(4) of the Development Agreement shall apply mutatis mutandis.

4.       OTHER CHANGES OF THE DEVELOPMENT AGREEMTN IN 2002

         Subpayment 4 (excluding the Management fee 4), as defined in Annex D of the Development Agreement (payable thereunder on 30th January, 2002), will be deferred until the DELIVERABLES of milestone 2 A have been, or are deemed to be accepted by Bayer according to the procedure of clause 5 of the Development Agreement.

5.       AMENDMENTS OF THE DEVELOPMENT AGREEMENT IN 2002

         (1) The parties agree to amend the Development Agreement by 30th March, 2002 latest. The agreement under this subclause (1) shall create a legally binding and enforceable obligation on both parties. If the parties cannot achieve an agreement about the amendment of the Development Agreement, clause 15.4 of the Development Agreement shall apply mutatis mutandis.

(2)      The amendments shall be:


          (a) shift of all remaining milestones according to a new milestone schedule starting with milestone 2A due on 1st April 2002 as mentioned above and further milestones being due every six months from the day of milestone 2 A until milestone 4 on 1st October, 2003 and a final milestone on 1st December, 2003;

          (b) extended duration of the Development Agreement at least until 1st January, 2004;

          (c) an acceptance period of 30 days starting with the date of delivery of the deliverables of each milestone according to clause 5 of the Development Agreement;

          (d) future subpayments of Bayer according to clause 7.2 of the Development Agreement being made dependent on the acceptance of Bayer of key DELIVERABLES of a milestone. If the key DELIVERABLES have been, or are deemed to be accepted by Bayer, according to the procedure of clause 5 of the Development Agreement, the payment of Bayer shall be due within 30 days of such (deemed) acceptance date, but not earlier than the date of the corresponding milestone as defined under (e) below;

          (e) The implementation of the following new payment schedule, including a final payment in January 2004 after finalization of the project, for the subpayments:

               - 1st April, 2002 or after the acceptance (as defined under d above) of milestone 2 A, whichever is later:



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                                        3

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                    subpayment 4* of US$2,000,000;

               - 1st October 2002 or after acceptance (as defined under d above) of milestone 2B, whichever is later: subpayment 5* of US$2,000,000;

               - 1st April 2003 or after acceptance (as defined under d above) of milestone 3, whichever is later: subpayment 6* of US$1,803,750;

               - 1st October, 2003 or after acceptance (as defined under d above) of milestone 4, whichever is later subpayment 7* of US$1,803,750;

               - 1st December 2003 or after final acceptance (as defined under d above), whichever is later: final payment of $US 1,000,000;


          (f) the implementation of the following new payment schedule for the management fee which shall be split in the following three installments (not considering the payment of US$ 541,666.67 on 30th January, 2002):

             30th July, 2002: Management fee 5 of US$541,666.67;
             30th January, 2003: Management fee 6 first half of US$270,833.34; 30th July, 2003: Management fee 6 second half of US$270,833.34;

          (g) Definition of key DELIVERABLES and the corresponding ACCEPTANCE TEST in mutual agreement between Bayer and Lion according to clause 4.4 of the Development Agreement, but at least 5 months before the date of the corresponding milestone;

          (h) Lion's performing of project planning and risk assessment before definition of the key DELIVERABLES.


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                                        4
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6.       MISCELLANEOUS

(1) The Development Agreement and all of its provisions will continue in full force and effect as legal, valid and binding obligations of each of the parties subject as provided in this 1st amendment or necessitated by results of implementing this 1st amendment.

(2) Clause 18 of the Development Agreement shall apply to this 1st amendment mutatis mutandis.

Executed by and on behalf of LION bioscience AG

Heidelberg, 11.12.2001


/s/ Friedrich von Bohlen und Halbach                    /s/ Reinhard Schneider
------------------------------------                    ------------------------

Dr Friedrich von Bohlen und Halbach                     Dr. Reinhard Schneider
CEO                                                     CIO

Executed by and on behalf of Bayer AG

Leverkusen,

/s/ Wolfgang Hartwig                                    /s/ Armin Buchmeier

Prof. Dr. Wolfgang Hartwig                              Dr. Armin Buchmeier
Head of Pharma Research                                 KB RP Legal Department